Exhibit 99.1

ICEWEB SIGNS MONUMENTAL DISTRIBUTION AGREEMENT WITH PROMARK TECHNOLOGY

Promark to Handle VAR Onboarding, GSA Schedule, and Inventory financing for the IceWEB Channel Program (ICP)

STERLING, Va. – (BUSINESS WIRE) – March 25, 2010 – IceWEB, Inc.™ (OTCBB: IWEB) , www.IceWEB.com, a leading provider of Unified Data Storage and building blocks for cloud storage networks, announced today that the Company has signed a distribution agreement with Promark Technology, www.Promarktech.com. This is the final step in proceeding to a 100% channel driven model.

Dale Foster, Promark’s President, stated of the agreement, “We spent a significant amount of time stress testing the IceWEB Platform. The product met and exceeded all of our technical specifications. We are confident in taking the IceWEB Systems Platform to our Value-Added Resellers (VARs~~)~~. Our goal at Promark is to increase our revenue by $100 million over the next 3 years. IceWEB’s products will be a major element in driving our sales to that goal. The opportunity with IceWEB is similar to what we experienced several years ago with LeftHand Networks. We started out small, but rapidly drove sales in excess of $50M over the last two years. I believe that with a few wins under our belt, we will see similar success with IceWEB. I expect the product to gain traction exponentially in the unified data storage and cloud space.”

“It is really amazing to have our products distributed nationally by Promark Technologies. Promark has a dedicated base of storage focused VARs that they have developed over the last 20 years,” stated John R. Signorello, CEO of IceWEB. “Those VARs understand what it takes to sell storage. We can now leverage our 100% channel driven model to the right audience. With ProMark handling the credit and finance issues, it reduces the burden of raising additional capital at our current stock price. IceWEB now has the luxury to focus on execution of our business model to drive shareholder value.”

The complete IceWEB product line will be available on Promark’s two tier GSA schedule. Shipping is available immediately.

About Promark Technology

Promark Technology is one of the premier value added distributors of data storage products and solutions in the United States. Promark uses a two-tier distribution network; selling to value added resellers (VARs) and system integrators. Promark supports its distribution channel by offering sales and technical training, trade show and seminar support, leads, and demo equipment. Promark also supports its channel with its two-tier GSA Federal Supply Schedule contract, which enables Promark to authorize its resellers to sell GSA Schedule products to the government. www.promarktech.com.

About IceWEB, Inc.

Headquartered just outside of Washington, D.C., IceWEB manufactures and markets unified data storage, purpose built appliances, network and cloud storage solutions and delivers on-line cloud computing application services. Its customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB). For more information, please visit www.IceWEB.com.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:

IceWEB, Inc.

Investor Relations, 571.287.2400

investor@iceweb.com